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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: August 8, 2006
                 Date of earliest event reported: August 4, 2006

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                            AURIGA LABORATORIES, INC.
               (Exact name of registrant as specified in charter)

                                    Delaware
         (State or other Jurisdiction of Incorporation or Organization)

              0-26013                            84-1334687
      (Commission File Number)         (IRS Employer Identification No.)

                        5555 Triangle Parkway, Suite 300
                               Norcross, GA 30092
              (Address of Principal Executive Offices and zip code)

                                 (678) 282-1600
                             (Registrant's telephone
                          number, including area code)


                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

      On August 4, 2006, Auriga Laboratories, Inc., a Delaware corporation ("Auriga"), issued to Sorrento Financial Partners, LLC ("Sorrento") an 8% Senior Secured Convertible Note (the "Note") in the principal amount of $632,000. The Note bears interest at the rate of 8% per annum and is due and payable in full on May 15, 2007. Accrued interest on the Note is payable monthly in arrears.

      Philip S. Pesin, Auriga's Chief Executive Officer, Chief Financial Officer and Chairman of the Board, is the beneficial owner of Sorrento. Of the Note's principal amount of $632,000, (i) $400,000 represents funds advanced by Sorrento to Auriga, and (ii) $232,000 represents an accrued bonus that is owed by Auriga to Mr. Pesin and that Mr. Pesin has agreed will henceforth be payable on the terms and conditions described in the Note. Auriga's independent directors approved the terms and conditions of the Note.

      At Sorrento's option, the Note is convertible, in whole or in part and at any time after August 4, 2006 and prior to the Note's full repayment, into shares of Auriga's common stock ("Common Stock"). Any conversion of the Note will have the effect of lowering the outstanding principal amount of the Note in an amount equal to the applicable conversion amount. The number of shares that are issuable upon a conversion of the Note will be equal to the amount determined by dividing (i) the outstanding principal amount of the Note to be converted by (ii) the conversion price of $1.388, provided that such conversion price may subsequently be adjusted as specified in the Note to account for stock dividends, stock splits and other corporate events.

      The Note provides Sorrento with "piggyback" registration rights with respect to shares of Common Stock acquired upon conversion of the Note. Such registration rights expire on the one-year anniversary of the Note. The Note is secured by a first-priority security interest in all of Auriga's assets, and the
Note is senior in right of payment to any and all of Auriga's other indebtedness. Auriga can prepay all or any portion of the Note at any time without premium or penalty.

      Auriga used approximately $120,000 of the proceeds of the Note to repay the Silicon Valley Bank line of credit as described below in Item 1.02. Auriga intends to use the remaining proceeds of the Note as working capital.

      A copy of the Note is filed as Exhibit 10.1 to this Current Report on Form 8-K. The summary of the Note set forth above is qualified by reference to such exhibit.

Item 1.02 Termination of a Material Definitive Agreement.

      On August 4, 2006, Auriga used approximately $120,000 of the proceeds of the Note to repay all principal and accrued interest and other fees owed under the Silicon Valley Bank line of credit, and the line of credit was terminated upon the mutual agreement of Auriga and Silicon Valley Bank.


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Item 3.02  Unregistered Sales of Equity Securities.

      Auriga's issuance of the Note and the Common Stock that is issuable upon conversion of the Note is exempt from registration under the Securities Act of 1933 pursuant to exemptions from registration provided by Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933. The discussion in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

      The following exhibit is filed as an exhibit to this Current Report on Form 8-K:

    Exhibit No.                         Description
      10.1 8% Senior Secured Convertible Note dated August 4, 2006, in the original principal amount of $632,000, issued by Auriga Laboratories, Inc. in favor of Sorrento Financial Partners, LLC


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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 AURIGA LABORATORIES, INC.


Date: August 8, 2006             By:       /s/ Philip S. Pesin
                                           ---------------------------------
                                           Philip S. Pesin
                                           Chief Executive Officer


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